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                                                                    Exhibit 21.1
                                                                    ------------

                           Subsidiaries of the Company

                  NAME                                JURISDICTION

          ADV Engineering S.A.                           France
              Easics, N.V.                               Belgium
      Horizon Semiconductors, Inc.                      Virginia
      Opal Acquisition Corporation                      Delaware
        TranSwitch Asia PTE Ltd.                        Singapore
          TranSwitch II Corp.                           Delaware
          TranSwitch III, Inc.                          Delaware
      TranSwitch Europe N.V./S.A.                        Belgium
  TranSwitch Foreign Sales Corporation             U.S. Virgin Islands
    TranSwitch India Private Limited                      India
     TranSwitch International Corp.                     Delaware
             TranSwitch SA                             Switzerland
    TranSwitch Silicon Valley, Inc.                    California
  TranSwitch Technologies Canada, Inc.                   Canada
            TX Holdings Inc.                            Delaware